UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 4, 2026
Date of Report (date of earliest event reported)
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Rivian Automotive, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-41042 (Commission File Number)	47-3544981 (IRS Employer Identification Number)
14600 Myford Road Irvine, California 92606
(Address of principal executive offices) (Zip code)
(888) 748-4261
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	RIVN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.02 – Unregistered Sales of Equity Securities

In April 2026, Rivian Automotive, Inc., a Delaware corporation (the “Company”) achieved Milestone #1 as defined in the Subscription Agreement dated March 18, 2026 (the “Subscription Agreement”) that the Company entered into with SMB Holding Corporation (“SMB”) and Uber Technologies, Inc. (“Uber”), which was a condition precedent for a corresponding investment by SMB of $300 million in exchange for a number of shares of Class A common stock to SMB equal to $300 million divided by the price per share of the Class A common stock based on the arithmetic average of the daily volume-weighted average sale price for the thirty consecutive trading days ending on March 17, 2026.

Pursuant to the terms of the Subscription Agreement, on May 4, 2026, upon receipt of $300 million from SMB, the Company issued 19,553,911 shares of its Class A common stock to SMB at a purchase price per share of $15.3422.

The foregoing shares of Class A common stock were issued pursuant to an exemption from registration for transactions by an issuer not involving a public offering under Section 4(a)(2) of the Securities Act of 1933, as amended. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVIAN AUTOMOTIVE, INC.

Date: May 4, 2026	By:	/s/ Claire McDonough
	Name:	Claire McDonough
	Title:	Chief Financial Officer